EXHIBIT 10.8

AMENDMENT NO. 4 AND WAIVER

          THIS AMENDMENT NO. 4 AND WAIVER, dated as of October 3, 2006 (this “Amendment”), of that certain Credit Agreement referenced below is by and among PREMIERE GLOBAL SERVICES, INC., a Georgia corporation formerly known as PTEK Holdings, Inc. (the “Borrower”), the Guarantors and the Lenders identified on the signature pages hereto and BANK OF AMERICA, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

W I T N E S S E T H

          WHEREAS, a $300 million revolving credit facility has been established in favor of the Borrower pursuant to the terms of that certain Credit Agreement, dated as of June 30, 2004 (as amended and modified, the “Credit Agreement”), among the Borrower, the Guarantors and Lenders identified therein and Bank of America, N.A., as Administrative Agent;

          WHEREAS, the Borrower has requested amendment of the Credit Agreement;

          WHEREAS, the Lenders have agreed to the requested amendment on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

           1.           Waiver. The provisions of Section 8.03(c) of the Credit Agreement require that any member of the Consolidated Group provide ten (10) days prior written notice to the Administrative Agent before incurring any obligations under a Swap Contract. The Borrower has entered into Swap Contracts: with (a) SunTrust Bank, in the notional amount of $12.5 million for the period from Sept 1, 2006 through September 1, 2009, pursuant to an agreement dated as of August 29, 2006, and (b) HSBC Bank USA, National Association, in the notional amount of $12.5 million for the period from August 29, 2006 through August 29, 2009, pursuant to an agreement dated August 28, 2006 (collectively, the “New Swap Contracts”). The Borrower failed to timely deliver such notice to the Administrative Agent. The Required Lenders hereby waive any Event of Default that exists or may have existed under Section 8.03(c) of the Credit Agreement in connection with the New Swap Contracts.

           2.           Amendment of the Credit Agreement. The Credit Agreement is hereby amended as follows

           2.1          In Section 1.01, the defined term “Responsible Officer” is amended and restated in its entirety to read as follows:

          “Responsible Officer” means the chief executive officer, president, chief financial officer, chief investment officer, treasurer, assistant treasurer or secretary of a Credit Party. Any document delivered hereunder that is signed by a Responsible Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party.

          2.2          Clause (i) of Section 8.06(e) is amended and restated in its entirety to read as follows:

          (i)           the Borrower may declare or pay cash dividends to its stockholders and purchase, redeem or otherwise acquire shares of its Capital Stock or warrants, rights or options to acquire any such shares for cash solely; provided that all such dividends or acquisition of shares for cash in any period of four consecutive fiscal quarters (including the fiscal quarter in which any such dividend or acquisition may be made) shall not exceed an amount equal to sixty-six and two thirds percent (66.667%) of Consolidated EBITDA for the period of four consecutive fiscal quarters as of the last day of the fiscal quarter most recently ended, if the Consolidated Total Leverage Ratio, on a Pro Forma Basis, is less than 2.5 to 1.0; and provided further that the Borrower may make additional dividends or acquisitions of shares for cash in connection with the issuance of Subordinated Debt otherwise permitted hereunder, in an amount up to thirty-five percent (35%) of the Net Cash Proceeds received therefrom, so long as the maturity of the subject Subordinated Debt is at least 180 days beyond the Revolving Termination Date then applicable hereunder and the dividend is made or the shares are acquired substantially concurrently with the issuance of the subject Subordinated Debt;

          2.3          Subsection (e) of Section 2.02 is amended and restated in its entirety to read as follows:

           (e)           After giving effect to all Borrowings, conversions and continuations of Revolving Loans, there shall not be more than fifteen (15) Interest Periods in effect with respect to Revolving Loans.

          3.           Conditions Precedent. This Amendment shall be effective upon (i) receipt by the Administrative Agent of duly executed counterparts of this Amendment from the Credit Parties and Required Lenders, and (ii) payment of fees and expenses payable in connection with this Amendment.

          4.           Guarantor Acknowledgment. Each Guarantor acknowledges and consents to all of the terms and conditions of this Amendment and agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge any Guarantor’s obligations under the Credit Documents.

          5.           Full Force and Effect. Except as modified hereby, all of the terms and provisions of the Credit Agreement and the other Credit Documents (including schedules and exhibits thereto) shall remain in full force and effect.

          6.           Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of Moore & Van Allen, PLLC.

          7.           Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery by any party hereto of an executed counterpart of this Amendment by facsimile shall be effective as such party’s original executed counterpart and shall constitute a representation that such party’s original executed counterpart will be delivered.

          8.           Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

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           IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	PREMIERE GLOBAL SERVICES, INC., a Georgia corporation

	By:	/s/ L. Scott Askins
	Name:	L. Scott Askins
	Title:	SVP - Legal

GUARANTORS:	AMERICAN TELECONFERENCING SERVICES, LTD.,
a Missouri corporation
PREMIERE CONFERENCING NETWORKS, INC., a Georgia corporation
PTEK SERVICES, INC., a Delaware corporation
XPEDITE NETWORK SERVICES, INC., a Georgia corporation
XPEDITE SYSTEMS WORLDWIDE, INC., a Delaware corporation
ACCUCAST, INC., a Georgia corporation
NETSPOKE, INC., a Delaware corporation
IMEET, INC., a Delaware corporation
COMMUNICATIONS NETWORK ENHANCEMENT INC.,
a Delaware corporation

	By:	/s/ L. Scott Askins
	Name:	L. Scott Askins
	Title:	SVP - Legal

XPEDITE SYSTEMS, LLC, a Delaware limited liability corporation

		By:	PREMIERE GLOBAL SERVICES, INC., its sole Member

		By:	/s/ L. Scott Askins
		Name:	L. Scott Askins
		Title:	SVP - Legal

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent and Collateral Agent

	By:	/s/ Anne M. Zeschke
	Name:	Anne M. Zeschke
	Title:	Assistant Vice President

LENDERS:	BANK OF AMERICA, N.A.,
as L/C Issuer, Swingline Lender and as a Lender

	By:	/s/ Ken Bauchle
	Name:	Ken Bauchle
	Title:	Senior Vice President

LASALLE BANK NATIONAL ASSOCIATION

	By:	/s/ James J. Hess
	Name:	James J. Hess
	Title:	Senior Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

	By:	/s/ Jiong Liu
	Name:	Jiong Liu
	Title:	Vice President

HSBC BANK USA, NATIONAL ASSOCIATION

	By:	/s/ Barbara Baltar
	Name:	Barbara Baltar
	Title:	First Vice-President

COMERICA BANK

	By:	/s/ Richard C. Hampson
	Name:	Richard C. Hampson
	Title:	Vice President

SUNTRUST BANK

	By:	/s/ Stacy M. Lewis
	Name:	Stacy M. Lewis
	Title:	Vice President

UNITED OVERSEAS BANK LIMITED, NEW YORK
AGENCY

By:
Name:
Title:

By:
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Karl E. Kieffer
Name:	Karl E. Kieffer
Title:	Duly Authorized Signatory

FIRST HORIZON BANK, A DIVISION OF FIRST
TENNESSEE BANK NATIONAL ASSOCIATION

By:
Name:
Title:

OAK BROOK BANK

By:	/s/ Henry Wessel
Name:	Henry Wessel
Title:	Vice President

AIB DEBT MANAGEMENT LIMITED

By:	/s/ Roisin O’ Connell	By:	/s/ Shreya Shah
Name:	Roisin O’Connell	Name:	Shreya Sha
Title:	Vice President	Title:	Vice President
	Investment Advisor to	Investment Advisor to
	AIB Debt Management, Limited	AIB Debt Management, Limited